                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                 (AMENDMENT NO.)

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                                    MGI FUNDS
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                                  MGI FUNDS(TM)

                    MGI Core Opportunistic Fixed Income Fund

                              200 Clarendon Street
                           Boston, Massachusetts 02116

June 21, 2007

Dear Shareholder:

We are pleased to notify you of a change involving a subadvisor for the MGI Core
Opportunistic  Fixed  Income  Fund (the  "Fund"),  a series  of MGI  Funds  (the
"Trust").  Specifically,  the Board of Trustees of the Trust (the  "Board")  has
approved a new  subadvisory  agreement  (the  "Subadvisory  Agreement")  between
MacKay Shields LLC ("MacKay") and Mercer Global Investments,  Inc. ("MGI" or the
"Advisor"),  on behalf of the Fund,  pursuant  to which  MacKay  will serve as a subadvisor for the Fund. Each of the Fund's two current  subadvisors,  BlackRock
Advisors,  Inc. and Western Asset Management Company, will continue to manage an allocated portion of the Fund's investment portfolio.

This change  became  effective  on April 2, 2007.  I  encourage  you to read the attached Information Statement, which provides, among other information, details regarding MacKay and the Subadvisory  Agreement,  as well as a discussion of the factors that the Board considered in approving the change described above.

                                      Sincerely,

                                      /s/ Phillip J. de Cristo

                                      Phillip J. de Cristo

                                      Trustee, President, and Chief
                                      Executive Officer, MGI Funds

                                  MGI FUNDS(TM)

                    MGI Core Opportunistic Fixed Income Fund

                              200 Clarendon Street
                           Boston, Massachusetts 02116

--------------------------------------------------------------------------------
                              INFORMATION STATEMENT
--------------------------------------------------------------------------------

This Information Statement (the "Statement") is being furnished on behalf of the
Board  of  Trustees   (the  "Board")  of  MGI  Funds  (the  "Trust")  to  inform shareholders of the MGI Core Opportunistic  Fixed Income Fund (the "Fund") about the recent addition of a third  subadvisor for the Fund. The Board, on behalf of the Fund, has approved a new subadvisory agreement (the "Subadvisory Agreement")
between  MacKay  Shields LLC  ("MacKay" or the  "Subadvisor")  and Mercer Global
Investments,  Inc.  ("MGI" or the  "Advisor").  The  Subadvisory  Agreement  was
approved  by the  Board  upon the  recommendation  of MGI,  without  shareholder approval,  as is permitted by the  exemptive  order of the U.S.  Securities  and
Exchange  Commission  (the "SEC" or the  "Commission"),  dated December 28, 2005
(the "Exemptive Order"),  issued to the Trust and the Advisor. This Statement is being mailed on or about June 21, 2007 to  shareholders of record of the Fund as of May 31, 2007.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY.

                                  INTRODUCTION

MGI is the investment  advisor for the series of the Trust,  including the Fund.
The Advisor uses a "manager of managers"  approach in managing the assets of the
Trust's  series.  This  approach  permits  MGI to hire,  terminate,  or  replace subadvisors of the series that are  unaffiliated  with the Trust or the Advisor, and to modify material terms and conditions of subadvisory  agreements  relating to the management of the series.  Section 15(a) of the Investment Company Act of
1940, as amended (the "1940 Act"), generally requires that the shareholders of a mutual  fund  approve  an  agreement  pursuant  to which a person  serves as the investment  advisor or subadvisor of the mutual fund.  The Trust and the Advisor have obtained the Exemptive  Order from the SEC, which permits the Trust and the
Advisor,  subject to certain  conditions and approval by the Board,  to hire and retain unaffiliated  subadvisors and to modify subadvisory  arrangements without shareholder  approval.  Under the  Exemptive  Order,  the  Advisor  may act as a
manager of managers for some or all of the series of the Trust,  and the Advisor supervises the provision of portfolio  management  services to the series by the subadvisors.

The Exemptive Order allows the Advisor,  among other things: (i) to continue the employment of a current  subadvisor  after events that would  otherwise cause an automatic termination of a subadvisory  agreement with the subadvisor;  and (ii)
to reallocate assets among current or new subadvisors.  The Advisor has ultimate responsibility  (subject to oversight by the Board) to supervise the subadvisors and recommend the hiring, termination, and replacement of the subadvisors.

Consistent  with the  terms of the  Exemptive  Order,  the  Board,  including  a majority  of the  Trustees  who are not  "interested  persons"  (as that term is defined  in the 1940  Act) of the  Trust  or of the  Advisor  (the  "Independent
Trustees"), (i) appointed MacKay to serve as a subadvisor for the Fund, and (ii)
approved the Subadvisory  Agreement  between the Advisor and MacKay with respect to the Fund.

The Trust and the Advisor  have agreed to comply with  certain  conditions  when acting  in  reliance  on the  relief  granted  in  the  Exemptive  Order.  These conditions require, among other things, that within ninety days of entering into a new subadvisory agreement, the affected series will notify shareholders of the series of the changes.  This Statement provides such notice and presents details regarding the Subadvisory Agreement.

                                   THE ADVISOR

The Advisor,  a Delaware  corporation  located at 200 Clarendon Street,  Boston,
Massachusetts  02116,  serves as the investment advisor to the Fund. The Advisor is an indirect,  wholly-owned subsidiary of Marsh & McLennan Companies, Inc. The
Advisor is  registered as an investment  adviser with the  Commission  under the
Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Advisor is an affiliate of Mercer  Investment  Consulting,  Inc., an investment  consultant with  more  than  30  years'  experience  reviewing,  rating,  and  recommending investment managers for institutional clients.

The Advisor provides  investment  advisory  services to the Fund pursuant to the
Investment Management  Agreement,  dated July 1, 2005, between the Trust and the
Advisor (the "Management Agreement"). The Trust employs the Advisor generally to manage the investment and  reinvestment  of the assets of the Fund. In so doing, the Advisor may hire one or more subadvisors to carry out the investment program of the Fund  (subject to the  approval of the Board).  The Advisor  continuously reviews,  supervises, and (where appropriate) administers the investment program of the Fund. The Advisor  furnishes  periodic reports to the Board regarding the investment program and performance of the Fund.

Pursuant to the  Management  Agreement,  the  Advisor  has  overall  supervisory
responsibility   for  the  general  management  and  investment  of  the  Fund's securities portfolio,  and subject to review and approval by the Board: (i) sets
the  Fund's  overall  investment  strategies;   (ii)  evaluates,   selects,  and
recommends  subadvisors to manage all or a portion of the Fund's  assets;  (iii)
when appropriate, allocates and reallocates the Fund's assets among subadvisors;
(iv)  monitors and  evaluates  the  performance  of  subadvisors,  including the
subadvisors'   compliance   with  the  investment   objective,   policies,   and
restrictions  of the Fund;  and (v)  implements  procedures  to ensure  that the
subadvisors  comply  with  the  Fund's  investment  objective,   policies,   and
restrictions.

For these services, the Fund pays the Advisor a fee calculated at an annual rate of 0.35% of the Fund's average daily net assets.  The Trust, with respect to the
Fund,  and the Advisor have entered  into a written  contractual  fee waiver and expense  reimbursement  agreement  pursuant  to which the  Advisor has agreed to waive a portion  of its fees  and/or to  reimburse  expenses  of the Fund to the extent that the Fund's  expenses  (not  including  brokerage  fees and expenses, interest, and extraordinary expenses) exceed certain levels. After giving effect to the fee waiver and expense reimbursement agreement, the Advisor received fees of $1,459,922 from the Fund for the fiscal year ended March 31, 2007.

Several of the officers of the Trust are also officers  and/or  employees of the
Advisor.  These  individuals and their  respective  positions are: Phillip J. de
Cristo serves as Trustee,  President,  and Chief Executive Officer of the Trust,
and as President of the Advisor.  Ravi B. Venkataraman  serves as Vice President and Chief Investment  Officer of the Trust,  and as Chief Investment  Officer of
the  Advisor.  Richard  S.  Joseph  serves  as Vice  President,  Treasurer,  and
Principal Accounting Officer of the Trust, and as Chief Operating Officer of the
Advisor.  Cynthia Lo Bessette  serves as Vice  President,  Secretary,  and Chief
Legal  Officer of the Trust,  and as Senior  Corporate  Counsel of the  Advisor.
David M.  Goldenberg  serves as Vice  President and  Assistant  Secretary of the
Trust, and as General Counsel of Mercer Human Resource Consulting,  an affiliate of the Advisor. Christopher A. Ray serves as Vice President of the Trust, and as
Senior  Portfolio  Manager  of the  Advisor.  Martin  J.  Wolin  serves  as Vice
President and Chief  Compliance  Officer of the Trust,  and as Chief  Compliance
Officer of the Advisor.

                               THE NEW SUBADVISOR

MacKay  is  located  at 9 West 57th  Street,  New  York,  New York  10019 and is
registered as an investment  adviser with the Commission under the Advisers Act.
MacKay  is a  wholly-owned  subsidiary  of New York Life  Investment  Management
Holdings LLC, which is located at 51 Madison Avenue, New York, New York 10010.

MacKay was  approved by the Board to serve as a  subadvisor  for the Fund at the
Board meeting (the "Meeting") held on February 8, 2007. MacKay is independent of the Advisor,  and discharges its  responsibilities  subject to the oversight and supervision of the Advisor.

The Subadvisor is compensated out of the fees that the Advisor receives from the
Fund.  There  will be no  increase  in the  advisory  fees paid by the Fund as a consequence  of  the  addition  of  the  Subadvisor,  or  the  approval  of  the
Subadvisory  Agreement.  The fees paid by the Advisor to the  Subadvisor  depend upon the fee rates negotiated by the Advisor and on the percentage of the Fund's assets allocated to the Subadvisor by MGI. In accordance with procedures adopted by the Board, the Subadvisor may effect Fund portfolio  transactions  through an affiliated  broker-dealer and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by applicable law.

Day-to-day  management of MacKay's  allocated  portion of the Fund's  investment portfolio  is the  responsibility  of the MacKay  Shields High Yield Active Core
Investment  Team. The portfolio  management  team follows an investment  process
that   utilizes  a  bottom-up   security   selection   strategy,   augmented  by
macroeconomic   analysis.  The  initial  credit  screen,  which  consists  of  a multi-factor  progression of both quantitative and qualitative  characteristics, is the most important  filter,  and identifies  security  candidates for further in-depth analysis.  Securities also are subjected to a payoff analysis,  seeking to  identify  those  bonds  within  the  capital  structure  that  have the most attractive  profile  and to  eliminate  bonds  with  inferior  return  prospects relative  to the risk of loss.  The  portfolio  management  team  also  utilizes
extensive   proprietary   fundamental   credit   analysis   to   determine   the
creditworthiness  of each company and  evaluates  each bond on a relative  value basis.

MacKay  serves as a subadvisor  for the  registered  investment  company  listed below, which has an investment  objective similar to the investment objective of the Fund:

                            Assets as of
Name                        March 31, 2007    Sub-Advisory Fee

UBS PACE                    $61,381,553       0.35%
High Yield Investments                        of average daily net assets

The name and principal occupation of each of the principal executive officers of
MacKay are listed below.  The address of each  individual  listed  below,  as it relates to the person's position with MacKay,  is 9 West 57th Street,  New York,
New York 10019.

Name                      Position with MacKay
Ravi Akhoury              Chairman and Chief Executive Officer
Osbert Hood               President, Senior Managing Director
Lucille Protas            Chief Operating Officer, Senior Managing Director
Rupal Bhansali            Senior Managing Director
Gary Goodenough           Senior Managing Director
Kevin McAteer             Managing Director
Ellen Metzger             Senior Managing Director
J. Matthew Philo          Senior Managing Director
John Prom                 Senior Managing Director
Dan Roberts               Senior Managing Director
Richard Rosen             Senior Managing Director
Edmund Spelman            Senior Managing Director
Timothy West              Senior Managing Director

                          THE NEW SUBADVISORY AGREEMENT

The  Subadvisory  Agreement  was  approved  by the Board at the  Meeting,  which
Meeting  was called,  among other  reasons,  for the purpose of  approving  such
Subadvisory Agreement, for an initial term of two years. Thereafter, continuance of the  Subadvisory  Agreement  will  require the annual  approval of the Board, including a majority of the  Independent  Trustees.  The  Subadvisory  Agreement
provides that it will terminate  automatically  in the event of its  assignment, except as otherwise provided by applicable law or the Exemptive Order.

The terms of the Subadvisory  Agreement,  other than the rate of compensation to be paid by the Advisor to MacKay,  are substantially  similar to the subadvisory agreements between the Advisor and each of the Fund's other subadvisors.

The Subadvisory Agreement provides that the Subadvisor, among other duties, will make all  investment  decisions for the  Subadvisor's  allocated  portion of the
Fund's investment portfolio.  The Subadvisor,  subject to the supervision of the
Board and the Advisor, will conduct an ongoing program of investment, evaluation and, if appropriate, sale and reinvestment of the Subadvisor's allocated portion
of  the  Fund's  assets.   The  Subadvisor   also  will  perform  certain  other
administrative   and   compliance-related   functions  in  connection  with  the
management of its allocated portion of the Fund's investment portfolio.

The Subadvisory Agreement provides for the Subadvisor to be compensated based on the average  daily net assets  allocated to the  Subadvisor.  The  Subadvisor is compensated  from the  fees  that  the  Advisor  receives  from  the  Fund.  The
Subadvisor  generally  will pay all  expenses  that  the  Subadvisor  incurs  in connection with its activities under the Subadvisory  Agreement,  other than the costs of the Fund's portfolio securities and other investments.

The Subadvisory  Agreement may be terminated at any time, without the payment of any penalty, by: (i) the vote of a majority of the Board, the vote of a majority of the outstanding  voting  securities of the Fund, or the Advisor,  or (ii) the
Subadvisor,  on not less than 90 days'  written  notice to the  Advisor  and the
Trust.

                        BOARD OF TRUSTEES' CONSIDERATIONS

At the  Meeting,  MGI  recommended  the  appointment  of  MacKay  to  serve as a subadvisor for the Fund after  evaluating a number of other possible  investment managers.  MacKay was recommended by the Advisor  because,  among other factors:
(i) the Advisor sought to add dedicated  high-yield fixed income exposure to the
Fund's  investment  portfolio;  (ii) MacKay has  achieved  favorable  historical performance in managing portfolios of high-yield fixed income securities;  (iii)
MacKay's portfolio management team possesses significant  experience in managing portfolios of high-yield fixed income  securities;  and (iv) MacKay has adequate resources  to capably  manage  its  allocated  portion of the Fund's  investment portfolio.

At the Meeting,  the Board,  including a majority of the  Independent  Trustees, considered and approved the  Subadvisory  Agreement.  In determining  whether to approve the Subadvisory Agreement, the Board considered the information received in  advance  of the  Meeting,  which  included:  (i)  copies  of a  form  of the
Subadvisory  Agreement between the Advisor and the Subadvisor;  (ii) information regarding  the  process  by  which  the  Advisor  selected  the  Subadvisor  and recommended the Subadvisor for Board approval;  (iii) information  regarding the nature and quality of the  services  that the  Subadvisor  would  provide to the
Fund;  (iv)  information  regarding  the  Subadvisor's  reputation,   investment
management business,  personnel,  and operations;  (v) information regarding the
Subadvisor's  brokerage and trading  policies and  practices;  (vi)  information regarding the level of subadvisory  fees to be charged by the Subadvisor,  and a comparison of those fees to the standard fees charged by the Subadvisor to other comparable  accounts the Subadvisor manages;  (vii) the Subadvisor's  compliance program;  (viii) the  Subadvisor's  historical  performance  returns  managing a similar investment mandate,  and such performance  compared to a relevant index;
and (ix) the  Subadvisor's  financial  condition.  The Board also considered the substance of discussions with  representatives  of the Advisor and MacKay at the
Meeting.

When considering the approval of the Subadvisory  Agreement,  the Board reviewed and  analyzed  the  factors  the  Board  deemed  relevant  with  respect  to the
Subadvisor,  including:  the nature,  quality,  and extent of the services to be provided to the Fund by the Subadvisor;  the Subadvisor's  management style; the
Subadvisor's  historical  performance record managing pooled investment products similar to the Fund; the  qualifications and experience of the persons that will be  responsible  for the day-to-day  management of the allocated  portion of the
Fund; and the Subadvisor's staffing levels and overall resources.  Additionally, the Board reviewed  materials  supplied by counsel that were prepared for use by the Board in fulfilling its duties under the 1940 Act.

In examining the nature,  quality,  and extent of the services to be provided by the  Subadvisor  to the Fund,  the Board  considered:  the  specific  investment process to be employed by the  Subadvisor in managing the assets to be allocated to it; the  qualifications of the Subadvisor's  investment  management team with
regard  to  implementing  the  Fund's  investment   mandate;   the  Subadvisor's
performance record as compared to its benchmark; the Subadvisor's infrastructure and whether it  appeared  to  adequately  support  the  Subadvisor's  investment
strategy;   and  the  Advisor's  review  process  and  the  Advisor's  favorable assessment as to the nature and quality of the subadvisory  services expected to be provided by the  Subadvisor.  The Board  concluded that the Fund will benefit from the quality and experience of the Subadvisor's portfolio managers. Based on the Board's  consideration  and review of the foregoing  information,  the Board concluded that the nature, extent, and quality of the subadvisory services to be provided by the Subadvisor,  as well as the Subadvisor's  ability to render such services based on its experience,  operations,  and resources,  were appropriate for the Fund,  in light of the Fund's  investment  objective,  and  supported  a decision to approve the Subadvisory Agreement.

Because MacKay is a newly appointed subadvisor for the Fund, the Board could not consider  MacKay's  investment  performance  in managing the Fund as a factor in evaluating  the  Subadvisory  Agreement.  However,  the  Board  did  review  the
Subadvisor's  historical performance record in managing other accounts that were comparable to the Fund.  The Board  compared this  historical  performance  to a relevant  benchmark.  The Board noted that the MacKay  Shields High Yield Active
Core Strategy had outperformed  (before fees) its benchmark since the strategy's inception.  On this basis,  the Board concluded that the historical  performance record for the  Subadvisor  supported  a decision  to  approve  the  Subadvisory
Agreement.

The Board  carefully  considered the proposed fees payable under the Subadvisory
Agreement.  In this connection,  the Board evaluated the compensation to be paid to the Subadvisor by the Advisor.  The Board also considered  comparisons of the fees to be paid to the Subadvisor  with the fees the  Subadvisor  charges to its other  clients,  noting that the fee rate that the Advisor had  negotiated  with
MacKay was below the standard  fee rate charged by MacKay to its other  accounts that are managed using the same strategy as the Fund.

The Board also  considered  that the fee  schedule  of the  Subadvisor  included breakpoints  that  would  reduce  the  Subadvisor's  fees as  assets in the Fund increased.  The  Board  was not  provided  with and did not  review  information regarding  the  estimated  profits  that may be  realized by the  Subadvisor  in managing  its  allocated  portion of the Fund's  assets.  After  evaluating  the proposed  fees,  the Board  concluded  that the fees  that  would be paid to the
Subadvisor with respect to the assets to be allocated to the Subadvisor appeared to be  within a  reasonable  range in light of the  quality  and  extent  of the services to be provided.

The Board reviewed a copy of the  Subadvisory  Agreement.  The Board  considered that the  Subadvisory  Agreement  provided for the same range of services as the subadvisory  agreements  that the Fund  currently  has in place with each of its other subadvisors.

The Board  considered  the selection and due diligence  process  employed by the
Advisor in deciding to recommend the addition of MacKay as a subadvisor  for the
Fund.  The Board also  considered the Advisor's  conclusion  that the fees to be paid to the Subadvisor for its services to the Fund will be reasonable,  and the reasons  supporting that  conclusion.  The Board noted that the subadvisory fees will be paid by the Advisor to the  Subadvisor  and will not be additional  fees paid by the Fund.  The Board  concluded that the Advisor's  recommendations  and conclusions supported approval of the Subadvisory Agreement.

In considering the materials and information  described  above,  the Independent
Trustees  received  assistance from, and met separately with, their  independent legal counsel,  and were provided with a written  description of their statutory responsibilities  and the legal standards that are applicable to the approval of investment advisory and subadvisory agreements.

After full  consideration of the factors  discussed above, with no single factor identified as being of paramount importance,  the Board, including a majority of the Independent Trustees, with the assistance of independent counsel,  concluded that the initial approval of the Subadvisory Agreement was in the best interests of the Fund, and approved the Subadvisory Agreement for the Fund.

                               GENERAL INFORMATION

Administrative and Accounting Services

Investors Bank & Trust Company (the  "Administrator"),  located at 200 Clarendon
Street,  Boston,  Massachusetts  02116,  is the  administrator  of the Fund. The
Administrator performs various services for the Fund, including fund accounting, daily and ongoing maintenance of certain Fund records, calculation of the Fund's net asset value, and preparation of shareholder reports.

The Advisor provides certain  internal  administrative  services to the Class S,
Class Y-1,  and Class Y-2 shares of the Fund,  for which the Advisor  receives a fee of 0.15%,  0.10%,  and 0.05% of the average daily net assets of the Class S,
Class Y-1, and Class Y-2 shares of the Fund,  respectively.  For the fiscal year ended March 31, 2007,  the Fund did not pay any fees to the Advisor for internal administrative services.

Principal Underwriting Arrangements

MGI Funds  Distributors,  Inc.  (the  "Distributor"),  located  at 301  Bellevue
Parkway,  Wilmington,  Delaware  19809,  is a  Delaware  corporation  that  is a subsidiary of PFPC, Inc., and acts as the principal underwriter of each class of shares of the Fund pursuant to an  Underwriting  Agreement  with the Trust.  The
Underwriting  Agreement  requires  the  Distributor  to use  its  best  efforts, consistent with its other businesses, to sell shares of the Fund.

Payments to Affiliated Brokers

For the fiscal year ended  March 31,  2007,  the Fund did not pay any  brokerage commissions to affiliated brokers.

Record of Beneficial Ownership

As of May  31,  2007,  the  Fund  had  34,438,794  shares  outstanding,  and MGI
Collective  Trust:  MGI Core  Opportunistic  Fixed Income Portfolio and Southern
Ohio  Medical  Center  held  30,583,174  and  2,043,657  shares,   respectively,
representing 88.8% and 5.9%, respectively, of the total shares outstanding.

                               SHAREHOLDER REPORTS

Additional  information about the Fund's  investments is available in the Fund's annual and semi-annual reports to shareholders. In the Fund's annual report, you will find a discussion of the market  conditions and investment  strategies that significantly  affected  the Fund's  performance  during its last fiscal year. A copy of the Fund's most recent annual report to shareholders and the most recent semi-annual report succeeding the annual report to shareholders may be obtained, without charge, by calling your plan  administrator or recordkeeper or financial advisor, or by calling the Trust toll-free at 1-866-658-9896.